UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2007
Date of Report (Date of earliest event reported)

ICP SOLAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas
Montreal, Quebec	H4M 2Z2
(Address of principal executive offices)	(Zip Code)

(514) 270-5770
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1     REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01        ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

ICP Solar Technologies Inc. (the "Company"), a developer, manufacturer and marketer of solar cells and products, announced yesterday that it has executed a binding letter of intent pursuant to which the Company has indicated its intention to purchase all the issued and outstanding shares of solar pioneer Discover Power Inc., located in San Diego, California

On January 12, 2007, the Company and Discover Power Inc. signed a binding letter of intent ("Letter of Intent"). Under the terms of the Letter of Intent, the Company shall acquire all of the shares of Discover Power Inc. for US$1. The Company shall also retain Damian Gutierrez and Crystal Phelps as full time employees with annual salaries of US$70,000 each. Once sales of Discover Power reach US$100,000 per month for two consecutive months (the "Target Sales"), the Company shall issue 50,000 stock options at an exercise price equal to the stock price on the day of issuance to each of Mr. Gutierrez and Mr. Phelps. The Company shall also pay a quarterly bonus of 3% of sales to each of Mr. Gutierrez and Mr. Phelps, once Discover Power Inc.’s monthly sales reach the Target Sales.

The aforementioned does not purport to be a complete description of the Letter of Intent and is qualified in its entirety by reference to the Letter of Intent, filed as an exhibit herewith and incorporated herein by reference.

SECTION 8     OTHER EVENTS

ITEM 8.08        OTHER EVENTS

On January 17, 2007, the Company issued a press release announcing the execution of the Letter of Intent, which is filed as an exhibit hereto.

SECTION 9     FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

2.1	Letter of Intent, dated January 12, 2007, between ICP Solar Technologies Inc. and Discover Power Inc.

99.1	Press release dated January 17, 2007, of ICP Solar Technologies Inc., announcing the execution of the Letter of Intent.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICP SOLAR TECHNOLOGIES INC.

Date: January 18, 2007
	By:	/s/ Sass Peress
SASS PERESS
President, Chief Executive Officer and Chairman